UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2011
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 18, 2011, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company approved base salary increases for 2011, and made long-term incentive awards in the form of restricted stock and restricted stock units, to Company executives, including the named executive officers in the Company’s proxy statement for the 2011 annual meeting of shareholders who continue to serve as executive officers as of such date (the “Named Executive Officers”) as follows:

					Time-	Performance-
		Pre-May	Modified	Renewed	based	based
		2011 Base	Base	Stock	Award	Award(a)
Name	Title	Salary	Salary	Salary	(#)	(#)
Cathleen H. Nash	President and Chief Executive Officer	$1,100,000	$1,100,000	$200,000	412,500	275,000	(b)

Lisa T. McNeely	Executive Vice President and Chief Financial Officer	$450,000	$460,000	$125,000	172,500	115,000	(b)

Mark W. Widawski	Executive Vice President and Chief Credit Officer	$370,000	$420,000	$60,000	157,500	105,000	(c)

Judith K. Klawinski	Executive Vice President and Director of Core Banking	$330,000	$350,000	$40,000	131,250	87,500	(b)

Thomas W. Gallagher	Executive Vice President, General Counsel and Secretary	$254,924	$270,000	-0-	101,250	67,500	(c)

(a)	Represents the target number of restricted stock or restricted stock units at 100% of target.

(b)	Payable in restricted stock.

(c)	Payable in restricted stock units.
     In addition to the salary increases payable in cash, the Committee renewed the stock salary grant for our Named Executive Officers, except for Mr. Gallagher, in the same amounts for an additional year and on the same terms as set forth in the form of grant agreement filed as exhibit 10.59 to the Company’s Form 10-Q for the period ended September 30, 2010. As before, the stock salary will be paid in installments as part of each bi-weekly pay period for one year, with the number of shares in each installment to be determined by dividing the amount of salary to be paid in restricted shares for that pay period, net of applicable withholdings and deductions, by the reported closing price on the NASDAQ Capital Market for a share of the Company’s common stock on the pay date for such pay period. The stock salary so granted is fully earned and not forfeitable once it is issued, but the transfer restrictions on the shares do not lapse until the earliest to occur of May 18, 2013, or death, disability, retirement or termination of employment resulting in benefits being payable under the Company’s severance plan. Recipients have voting and dividend rights with respect to the stock salary shares upon receipt, prior to the lapse of the transfer restrictions.
     The long-term incentive awards were granted under the Company’s Stock Compensation Plan. On May 18, 2013, the restrictions as to the performance-based award will lapse if the individual remains employed by the Company, and the Company has attained the pre-tax pre-provision profit target for fiscal years 2011 and 2012 combined, and/or the total net income target for fiscal years 2011 and 2012 combined. The payout threshold for the financial measures begins at achievement of 90% of each targeted goal, and the maximum payout is capped at 125% for the pre-tax pre-provision profit target and 110% for the net income target. If actual financial performance does not meet 90% of a targeted goal, then the restricted shares or restricted stock units related to that portion of the award will be forfeited. If actual financial performance exceeds a targeted goal, then restricted shares and restricted stock units shown in the above table will be increased in an amount not to exceed 125% for the pre-tax pre-provision target and 110% for the net income target, subject to any limitations imposed by the Company’s participation in the Capital Purchase Program.
     The table below shows the weightings of the financial measures and the performance targets for the 2011 component of the performance-based award. The final cumulative targets for the financial measures will be set by the board of directors in December 2011.

			2012 Component and
		2011	Final Cumulative
Financial Measure	Weight	Component	Target Amount
Pre-Tax Pre-Provision Profit	75%	$109,000,000	To be set by board of directors in December 2011

Net Income	25%	$(43,000,000)	To be set by board of directors in December 2011
     Pre-tax pre-provision profit, or PTPP, a non-GAAP financial measure, is defined and discussed in the Company’s Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011, and investors are encouraged to read those discussions for further details.
     The restrictions as to the time-based award will lapse on May 18, 2014, the third anniversary of the grant date, if the recipient remains employed by the Company. These restricted shares and the shares to be received upon settlement of the restricted stock units are not fully transferable as long as the Series A Preferred shares issued to the U.S. Department of the Treasury under the Capital Purchase Program remain outstanding.
     With regard to the performance-based award, if the executive officer resigns or is terminated for cause, then any unvested restricted stock or restricted stock units will be forfeited. However, if the executive officer terminates employment due to death, disability, retirement or if the executive officer’s position is eliminated or terminated without cause, then the executive officer will receive a pro-rata portion of any vested restricted shares or restricted stock units if the performance targets have been met. With regard to the time-based award, if the executive officer resigns or is terminated for cause, then any unvested restricted stock or restricted stock units will be forfeited. If an executive officer who has received restricted stock units retires, then the executive officer will receive a pro-rata portion of any vested restricted stock units. An executive officer who has received restricted stock and later retires will forfeit any unvested restricted stock. If an executive officer terminates employment due to death, disability, the executive officer’s position is eliminated or the executive is terminated without cause, then the officer will receive a pro-rata portion of the restricted stock or restricted stock units that have vested as of the date employment terminates. In the event of a change in control, the provisions of our amended and restated change in control agreements would apply and the restricted stock and restricted stock units would be fully vested, subject to limitations imposed by applicable law at the time.
     Each restricted stock unit will be settled for one share of the Company’s common stock at the time the applicable restrictions lapse, with a portion of these shares withheld to satisfy income and employment tax withholding requirements. Holders of restricted stock units will have no voting or dividend rights prior to settlement of the units for shares of stock. Holders of restricted shares, however, will have voting and dividend rights with respect to those shares from the date of grant except to the extent such restricted shares are forfeited.
     The form of grant agreements relating to the grants of long-term incentive restricted stock, and long-term incentive restricted stock units will be filed as exhibits with the Company’s next quarterly report on Form 10-Q.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     At the Company’s Annual Meeting of Shareholders on May 18, 2011, the shareholders voted to (1) elect ten directors to serve a one year term, (2) approve an advisory proposal to approve the compensation of our named executive officers, (3) approve an amendment to the articles of incorporation to implement a reverse stock split (the “Reverse Stock Split Proposal”) and (4) ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2011. Each of the nominees for director at the meeting was an incumbent and all nominees were elected. The following tables set forth the voting results on each matter.

Director Nominee	For	Withheld	Broker Non-Votes	% Votes For
Lizabeth A. Ardisana	198,236,064	14,156,250	125,343,186	93.34%
George J. Butvilas	198,700,175	13,692,139	125,343,186	93.55%
Robert S. Cubbin	198,334,170	14,058,144	125,343,186	93.38%
Richard J. Dolinski	198,130,354	14,261,960	125,343,186	93.29%
Gary J. Hurand	198,754,031	13,638,283	125,343,186	93.58%
Benjamin W. Laird	197,919,036	14,473,278	125,343,186	93.19%
Stephen J. Lazaroff	198,086,040	14,306,274	125,343,186	93.26%
Cathleen H. Nash	197,956,640	14,435,674	125,343,186	93.20%
Kendall B. Williams	197,873,139	14,519,175	125,343,186	93.16%
James L. Wolohan	197,743,259	14,649,055	125,343,186	93.10%

Proposal	For	Against	Abstain	Broker Non-Votes
Approve the compensation of certain executive officers	183,456,396	17,610,295	11,325,623	125,343,186
Approve the Reverse Stock Split Proposal	294,553,633	31,414,950	11,766,917	-0-
Ratify the selection of Ernst & Young LLP	320,544,448	5,727,833	11,463,219	-0-

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: May 24, 2011